Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Minden Bancorp, Inc.
Minden, Louisiana 71055

We consent to the incorporation by reference in this Registration Statement of Minden Bancorp, Inc. on Form S-8 of our report dated February 20, 2010 included in Minden Bancorp, Inc.’s prospectus filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission on November 19, 2010 (File No. 333-169458).

/s/ Heard, McElroy & Vestal, LLP
Shreveport, Louisiana
January 18, 2011